As filed with the Securities and Exchange Commission on December 21, 2020

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMMUNOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2726691
(State of Incorporation)	(I.R.S. Employer Identification Number)

830 Winter Street

Waltham, Massachusetts 02451

(781) 895-0600

(Address of Principal Executive Offices)

IMMUNOGEN, INC.
2018 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Joseph J. Kenny

Vice President, Acting General Counsel, IP, and Secretary

ImmunoGen, Inc.
830 Winter Street
Waltham, Massachusetts 02451
(781) 895-0600

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock	12,324,992	$7.16	$88,246,942.72	$9,627.74
(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock to be offered or sold as a result of the anti-dilution provisions of the employee benefit plan described herein, including to prevent dilution resulting from any reorganization, recapitalization, reclassification, stock dividend, stock split or other similar change.

(2)	Calculated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee, based on the average of the high and low prices on the Nasdaq Global Select Market on December 14, 2020.

EXPLANATORY NOTE

This registration statement is being filed solely for the purpose of registering 12,324,992 additional shares of common stock, par value $.01 per share (the “Common Stock”), of ImmunoGen, Inc. (the “Company”) to be offered to participants under the Company’s 2018 Employee, Director and Consultant Equity Incentive Plan, as amended and restated (the “2018 Plan”), originally adopted in 2018.  The maximum number of shares of Common Stock reserved and available for issuance under the 2018 Plan includes an aggregate of 14,675,008 shares, 7,500,000 of which were previously registered with the Securities and Exchange Commission (the “Commission”) on Form S-8 (File No. 333-225860) filed on June 25, 2018 (the “2018 Registration Statement”) and 7,175,008 of which were previously registered with the Commission on Form S-8 (File No. 333- 235632) filed on December 20, 2019, plus 12,324,992 additional shares that have been included in the shares reserved for issuance under the 2018 Plan as a result of the forfeiture, cancellation or termination (other than by exercise) after November 30, 2019 of grants previously made under the Company’s 2006 and 2016 Employee, Director and Consultant Equity Incentive Plans (which shares are included in this registration statement).

Pursuant to General Instruction E of Form S-8, the contents of the 2018 Registration Statement are incorporated herein by reference, except as otherwise noted below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 11, 2020;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed on May 5, 2020;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed on August 5, 2020;

(d)	the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed on November 6, 2020;

(e)	the Company’s Current Reports on Form 8-K filed on January 22, 2020 (other than Item 7.01), January 23, 2020 (other than Item 7.01), January 27, 2020, February 14, 2020 (with respect to Item 5.05), June 18, 2020, July 2, 2020, July 22, 2020, September 25, 2020, October 13, 2020, October 19, 2020 (other than Item 7.01), October 26, 2020, December 7, 2020 (other than Item 7.01), December 11, 2020, December 18, 2020 and December 18, 2020;

(f)	the portions of the Company’s definitive proxy statement on Schedule 14A filed on April 28, 2020 that are deemed “filed” with the SEC under the Exchange Act; and

(g)	the description of the Company’s common stock contained in the Company’s registration statement on Form 8-A, filed with the Commission on September 25, 1989, as amended by Amendment No. 1 thereto, filed with the Commission on November 15, 1989, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment thereto or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Joseph J. Kenny, Vice President, Acting General Counsel, IP, and Secretary of the Company, has given his opinion on the validity of the Common Stock offered under this registration statement.  Mr. Kenny beneficially owns 423,404 shares of common stock of the Company, of which 19,738 shares are owned by Mr. Kenny, 371,146 shares may be acquired by Mr. Kenny within 60 days of December 21, 2020 through the exercise of stock options, and 32,520 shares that may be acquired by Mr. Kenny upon vesting of restricted stock units that vest within 60 days of December 21, 2020.

ITEM 8.  EXHIBITS.

Exhibit	Description

4.1(a)	Restated Articles of Organization (previously filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2010 filed on April 30, 2010 (Commission File No.: 000-17999)).

4.1(b)	Articles of Amendment (previously filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant’s quarterly report on Form 10-Q for the quarter ended December 31, 2012 filed on January 30, 2013 (Commission File No.: 000-17999)).

4.1(c)	Articles of Amendment (previously filed with the Commission as Exhibit 3.1 to, and incorporated herein by reference from, the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2017 filed on August 4, 2017 (Commission File No.: 000-17999)).

4.1(d)	Articles of Amendment (previously filed with the Commission as Exhibit 3.1(c) to, and incorporated herein by reference from, the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2020 filed on August 5, 2020 (Commission File No.: 000-17999)).

4.2	Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.1 of the Company’s current report on Form 8-K, filed with the Commission on June 20, 2016 (File No. 0-17999)).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 of the Company’s registration statement on Form S-1, filed with the Commission on November 15, 1989 (File No. 33-31219)).

4.4	ImmunoGen, Inc. 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, filed with the Commission on June 22, 2018 (File No. 0-17999)).

5.1*	Opinion of Acting General Counsel.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Acting General Counsel (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included in signature page to this registration statement).

99.1	Form of Incentive Stock Option Agreement under the 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 of the Company’s current report on Form 8-K, filed with the Commission on June 22, 2018 (File No. 0-17999)).

99.2	Form of Non-Qualified Stock Option Agreement for employees under the 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 of the Company’s current report on Form 8-K, filed with the Commission on June 22, 2018 (File No. 0-17999)).

99.3	Form of Restricted Stock Unit Agreement under the 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 of the Company’s current report on Form 8-K, filed with the Commission on June 22, 2018 (File No. 0-17999)).

99.4	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 of the Company’s current report on Form 8-K, filed with the Commission on June 22, 2018 (File No. 0-17999)).

99.5	Form of Deferred Stock Unit Agreement for Non-Employee Directors under the 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 of the Company’s current report on Form 8-K, filed with the Commission on June 22, 2018 (File No. 0-17999)).

99.6	Form of Performance-Based Stock Option Agreement dated February 7, 2020 under the 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.11(f) of the Company’s annual report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 11, 2020 (File No. 0-17999)).

 *Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, the Commonwealth of Massachusetts on this 21 day of December, 2020.

IMMUNOGEN, INC.

By:	/s/ Mark J. Enyedy
Mark J. Enyedy
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark J. Enyedy and Susan Altschuller his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her or in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark J. Enyedy	President, Chief Executive Officer and Director (principal executive officer)	December 21, 2020
Mark J. Enyedy

/s/ Susan Altschuller	Senior Vice President and Chief Financial Officer (principal financial officer)	December 21, 2020
Susan Altschuller

/s/ David G. Foster	Vice President, Finance (principal accounting officer)	December 21, 2020
David G. Foster

/s/ Stephen C. Mcluski	Chairman of the Board	December 21, 2020
Stephen C. McCluski

/s/ Stuart A. Arbuckle	Director	December 21, 2020
Stuart A. Arbuckle

/s/ Mark Goldberg	Director	December 21, 2020
Mark Goldberg

/s/ Dean J. Mitchell	Director	December 21, 2020
Dean J. Mitchell

/s/ Kristine Peterson	Director	December 21, 2020
Kristine Peterson

/s/ Richard J. Wallace	Director	December 21, 2020
Richard J. Wallace